                                                                    EXHIBIT 99.3

                  WESTWOOD COMPUTER CORPORATION AND SUBSIDIARY
                            AUGUST 31, 2003 AND 2002

Independent Auditors' Report

Audited Consolidated Financial Statements

Consolidated Balance Sheet - Assets

Consolidated Balance Sheet -
Liabilities and Stockholders' Equity

Consolidated Statements of Income

Consolidated Statements of -
Changes in Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

                           INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Westwood Computer Corporation
11 Diamond Road
Springfield, N.J. 07081

We have audited the accompanying consolidated balance sheet of Westwood Computer Corporation and subsidiary as of August 31, 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended August 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westwood Computer Corporation as of August 31, 2003, and the results of its operations and cash flows for the years ended August 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Glassel & Bonfiglio, LLC
----------------------------
GLASSEL & BONFIGLIO, LLC

September 16, 2005

                  WESTWOOD COMPUTER CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 2003

                                     ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                            $ 7,493,301
Accounts receivable - net of allowance
   for doubtful accounts of $200,000                                  12,673,133
Inventory                                                              1,071,371
Deferred taxes - current                                                 124,604
Other current assets                                                      70,233
                                                                     -----------

         Total Current Assets                                         21,432,642
                                                                     -----------

PROPERTY AND EQUIPMENT, NET                                              194,071
                                                                     -----------
OTHER ASSETS
   Note receivable                                                       398,119
   Deferred taxes                                                        914,221
   Other assets                                                           45,026
                                                                     -----------
      Total Other Assets                                               1,357,366
                                                                     -----------
      TOTAL ASSETS                                                   $22,984,079
                                                                     ===========

See accompanying notes.

                  WESTWOOD COMPUTER CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 2003

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable trade                                              $14,063,404
Accrued expenses                                                      1,093,256
Unearned service income                                                 535,476
                                                                    -----------
   Total Current Liabilities                                         15,692,136
                                                                    -----------

LONG TERM LIABILITIES

Deferred Compensation                                                 2,308,690
                                                                    -----------
COMMITMENTS

STOCKHOLDERS' EQUITY

Common Stock                                                            866,961
Retained earnings                                                     4,131,729
Treasury stock - at cost                                                (15,437)
                                                                    -----------
   Total Stockholders' Equity                                         4,983,253
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $22,984,079
                                                                    ===========

See accompanying notes.

                  WESTWOOD COMPUTER CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                      YEARS ENDED AUGUST 31, 2003 AND 2002

                                                          2003          2002
                                                      -----------   -----------
NET SALES AND SERVICES                                $97,449,611   $94,165,222

COST OF GOODS AND SERVICES                             87,843,440    85,251,031
                                                      -----------   -----------

GROSS PROFIT                                            9,606,171     8,914,191
                                                      -----------   -----------

OPERATING EXPENSES

   Selling expenses                                     3,289,603     3,707,300
   General and administrative expenses                  5,333,413     4,111,473
   Depreciation and amortization                          125,054       155,868
                                                      -----------   -----------

   Total Operating Expenses                             8,748,070     7,974,641
                                                      -----------   -----------

   Income From Operations                                 858,101       939,550
                                                      -----------   -----------

OTHER INCOME (EXPENSE)
   Interest expense                                       (42,324)     (127,071)
   Interest income                                         50,906        70,419
   Other                                                   (2,293)       (4,355)
   Loss on sale of land and building                     (102,253)            0
                                                      -----------   -----------
   Total Other Income (Expense)                           (95,964)      (61,007)
                                                      -----------   -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                  762,137       878,543

PROVISION FOR INCOME TAXES                                294,747       328,938
                                                      -----------   -----------

NET INCOME                                            $   467,390   $   549,605
                                                      ===========   ===========

Weighted Average Earnings per share, basic and
   full-dilution                                      $       .02   $       .03
                                                      ===========   ===========

See accompanying notes.

                  Westwood Computer Corporation and Subsidiary

           Consolidated Statements of Changes in Stockholders' Equity

                                 Common Stock-
                                     Class A         Additional                 Treasury       Total
                             ---------------------     Paid-in     Retained    Stock, at   Stockholders'
                               Shares      Amount      Capital     Earnings       Cost         Equity
                             ----------   --------   ----------   ----------   ---------   -------------
Balance at August 31, 2001   18,940,640   $866,961                $3,114,734     ($1,767)    $3,979,928
Common Stock issued                  50
Net income                                               --          549,605                    549,605
                             ----------   --------      ---       ----------    --------     ----------
Balance at August 31, 2002   18,940,690   $866,961                $3,664,339     ($1,767)    $4,529,533
                             ==========   ========      ===       ==========    ========     ==========

Treasury Stock repurchased     (273,400)                                        ($13,670)      ($13,670)
Net income                                               --       $  467,390                    467,390
                             ----------   --------      ---       ----------    --------     ----------
Balance at August 30, 2003   18,667,290   $866,961       --       $4,131,729    ($15,437)    $4,983,253
                             ==========   ========      ===       ==========    ========     ==========

See accompanying notes.

                  WESTWOOD COMPUTER CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED AUGUST 31, 2003 AND 2002

                                                              2003          2002
                                                          -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                $   467,390   $   549,605
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Depreciation                                                  125,054       155,868
Loss on Sale of Land and Building                             102,253             0

(Increase) Decrease in assets:
Accounts receivable                                         4,918,052    (9,559,975)
Inventory                                                   1,290,429    (1,274,414)
Other current assets                                           50,691       (46,275)
Increase in security deposits                                  (5,458)      (17,250)
Deferred Taxes                                               (203,517)     (163,306)

Increase (Decrease) in liabilities:
Accounts payable trade                                     (1,056,019)    7,235,379
Accrued expenses                                              149,630       143,070
Deferred compensation                                         489,465       344,568
Unearned service income                                       291,583       203,899
                                                          -----------   -----------
Net Cash Provided by (Used in) Operating Activities         6,619,553    (2,428,831)
                                                          -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property and equipment                         (67,593)      (48,542)
Payment on note receivable                                     (2,706)            0
Repurchase of treasury stock                                  (13,670)            0
                                                          -----------   -----------
Net Cash Used in Investing Activities                         (83,969)      (48,542)
                                                          -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on long term debt                          (44,445)      (53,333)
                                                          -----------   -----------

Net Cash Used in Financing Activities                         (44,445)      (53,333)
                                                          -----------   -----------

Net Increase (Decrease) in Cash and Cash Equivalents        6,491,139    (2,530,706)

Cash and Cash Equivalents, Beginning of Year                1,002,162     3,532,868
                                                          -----------   -----------

Cash and Cash Equivalents, End of Year                    $ 7,493,301   $ 1,002,162
                                                          ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Interest paid                                          $    42,324   $   128,406
                                                          ===========   ===========
   Income Taxes paid                                      $   318,800   $   570,212
                                                          ===========   ===========

See accompanying notes.

                  Westwood Computer Corporation and Subsidiary

                   Notes to Consolidated Financial Statements

                                 August 31, 2003

1.   Organization

Business

Westwood Computer Corporation (the Company) is engaged in the sale and service of computers and peripherals to customers which include departments of the United States, state and local governments and commercial businesses throughout the United States.

Westwood owns an 80% membership interest in Westwood Solutions, LLC (Solutions) and Westwood's President owns the remaining 20% interest.

2.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the company and it's 80% owned subsidiary, Westwood Solutions. Significant intercompany account balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. In addition, the Company typically maintains cash at major financial institutions. At times throughout the year, bank account balances exceed FDIC insurance limits, which are up to $100,000 per bank. At August 31, 2003 the bank account balances exceeding FDIC insurance limits totaled approximately $8,000,000.

At times throughout the year, the Company has restricted cash. Restricted cash represents amounts collected on accounts receivable that have not been released to the Company by its financing company. At August 31, 2003, none of the Company's cash balances are restricted.

                  Westwood Computer Corporation and Subsidiary

2.   Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk and Significant Customers

Other financial instruments that potentially subject the company to a concentration of credit risk consist principally of accounts receivable. The Company's customer base is primarily departments of the United States, state and local governments. The Company does not require collateral or other security to support credit sales, but provides an allowance for doubtful accounts based on historical experience and specifically identified risks. Accounts receivable are considered delinquent when payment is not received within standard terms of sale and are charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases its collection efforts.

For the years ended August 31, 2003, and 2002, net sales to departments of the United States and state and local governments comprised approximately 76% and 63%, respectively, of net sales.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature.

Revenue Recognition

The Company recognizes revenue from the sale of products when risk of loss and title passes, which is upon shipment. Shipping costs totaled approximately $420,000 and $295,000 for the years ended August 31, 2003 and 2002, respectively, and are recorded in costs of goods sold in the accompanying consolidated statements of income.

Revenue from the sale of warranties and support service contracts is recognized on a straight-line basis over the term of the contract, in accordance with Financial Accounting Standards Board Technical Bulletin No. 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts (FTB 90-1). Warranties and service contract terms generally range from 12 to 36 months. Revenue from the sale of original equipment manufactures' warranty and service contracts, where the manufacturer is responsible for fulfilling the service requirements of the contract, are recognized on their contract sale date.

                  Westwood Computer Corporation and Subsidiary

2.   Summary of Significant Accounting Policies (continued)

Rebates

Rebates are recorded in the accompanying consolidated statements of income as a reduction of cost of sales in accordance with Emerging Issues Task Force Abstract No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor (EITF 02-16).

Inventory

Inventory is stated at the lower of average cost (specific identification) or market. Inventory consists principally of computer hardware, computer peripherals and related supplies.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, which generally is five years.

The Company evaluates impairment of its property and equipment in accordance with Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Live Assets (SFAS 144). SFAS 144 requires an impairment loss to be recognized only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted cash flows.

Advertising

Advertising costs are expensed as incurred. Advertising expense was approximately $71,000 and $25,000 for the years ended August 31, 2003 and 2002, respectively.

           Westwood Computer Corporation and Subsidiary and Subsidiary

2.   Summary of Significant Accounting Policies (continued)

Income Taxes

The company provides for income taxes in accordance with Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities.

3.   Property and Equipment

Property and equipment at August 31, 2003 is as follows:

Machinery and equipment                                               $1,026,293
Furniture and fixtures                                                   121,335
Automobiles                                                               96,647
                                                                      ----------
                                                                       1,244,275
Less accumulated depreciation                                          1,050,204
                                                                      ----------
                                                                      $  194,071
                                                                      ==========

4.   Line of Credit

The Company maintains a credit facility under two agreements with a financing company. The credit facility finances purchases from specified vendors, as defined, and allows for borrowings based on a percentage of eligible accounts receivable, as defined. Borrowings under both agreements are limited to an aggregate of $15,000,000 and bear interest at the greater of the prime rate as published by JP Morgan Chase Bank or 5.25%. The underlying agreements allow for an increased borrowing base during periods of high seasonal activity. At August 31, 2003, there were no borrowings outstanding under this facility. The agreement is cancelable at the discretion of either party.

The credit facility is secured by substantially all of the Company's assets and the agreements contain certain restrictive covenants that limit dividends to stockholders and require the Company to meet defined financial covenants. In addition, the credit facility requires that the Company maintain a lock-box for all cash receipts related to trade accounts receivable, from which the financing company releases funds to the Company for operations pursuant to terms identified in the underlying agreements.

                  Westwood Computer Corporation and Subsidiary

5.   Commitments and Contingencies

The Company leases its operating facilities and certain sales offices under noncancelable operating lease agreements that expire on various dates through August 31, 2009. Rent expense was approximately $159,000 and $70,000 for the years ended August 31, 2003 and 2002, respectively. Future minimum payments under operating leases with remaining or initial lease terms in excess of one year as of August 31, 2003 approximated: 2004 - $250,000; 2005 - $221,000; 2006
- $220,000; 2007 - $180,000; and 2008 - $180,000.

The Company was counterparty to deferred compensation arrangements with one of its stockholders and a spouse, as beneficiary, of a former stockholder. The amount payable under the deferred compensation arrangements at August 31, 2003 is $2,308,690.

The deferred compensation arrangements were forfeited on April 16, 2004 in connection with the acquisition of the Company by DARR Westwood Technology Corporation. (see note 11)

6.   Income Taxes

Income tax expense for the years ended August 31, 2003 and 2002, consists of the following:

                                                             2003        2002
                                                          ---------   ---------
Current provision:
   Federal                                                $ 381,382   $ 379,515
   State                                                    116,882     112,729
                                                          ---------   ---------
                                                            498,264     492,244
                                                          ---------   ---------

Deferred provision (benefit):
   Federal                                                 (157,047)   (126,018)
   State and local                                          (46,470)    (37,288)
                                                          ---------   ---------
                                                           (203,517)   (163,306)
                                                          ---------   ---------
                                                          $ 294,747   $ 328,938
                                                          =========   =========

                  Westwood Computer Corporation and Subsidiary

6.   Income Taxes (continued)

Deferred taxes arise principally from differences in and the nature and timing of the deduction for deferred compensation, depreciation expense associated with property and equipment and certain reserves for financial and income tax reporting purposes. Significant components of the Company's deferred tax assets as of August 31, 2003 are as follows:

Net current deferred tax assets:
   Accruals and reserves on current assets                             $124,604
                                                                       ========

Net deferred tax asset - long-term:
   Deferred compensation                                                924,238
   Depreciation                                                         (10,017)
                                                                       --------
                                                                       $914,221
                                                                       ========

The Company's effective tax rate differs from the statutory rate principally due to expenses which are not deductible for income tax reporting purposes and state income taxes.

The following is a reconciliation of the reported amount of income tax expense to the amount of income tax expense that would result from applying domestic federal statutory rates to income before income taxes:

                                                          Years ended August 31,
                                                          ----------------------
                                                               2003   2002
                                                               ----   ----
Federal statutory rate                                         34.0%  34.0%
State taxes net of federal income tax benefit                   5.0    5.0
Other                                                           (.3)  (1.6)
                                                               ----   ----
                                                               38.7%  37.4%
                                                               ====   ====

                  Westwood Computer Corporation and Subsidiary

7.   Retirement Plan

The Company maintains a defined contribution 401(k) pension plan covering substantially all of its employees. Contributions are determined up to 1% of each covered employee's salary and totaled approximately $23,000 and $11,000 for the years ended August 31, 2003 and 2002, respectively.

8.   Equity

Common stock is comprised of no par value class A series I (voting) and class A series II (non voting) stock:

                                              Series I    Series II      Total
                                             ---------   ----------   ----------
Shares Authorized                            2,000,000   18,000,000   20,000,000

Shares Issued                                1,944,264   17,044,826   18,989,090

Shares Outstanding                           1,870,424   16,796,866   18,667,290

Treasury Stock                                  73,840      247,960      321,800

During the year ended August 31, 2003 the Company repurchased 25,440 shares of Series I, class A voting stock, and 247,960 shares of Series II, class A non voting stock.

9.   Earnings Per Share:

The Company reports basic and diluted earnings per share in accordance with SFAS No. 128, "Earnings Per Share" ("SFAS No.128"). Diluted earnings per share includes only the dilutive effects of common stock equivalents such as stock options and contingent stock consideration. There are no dilutive shares outstanding at August 31, 2003 and 2002.

                  Westwood Computer Corporation and Subsidiary

9.   Earnings Per Share (continued)

The following table sets forth the computation of basic and diluted earnings per share pursuant to SFAS No. 128:

                                                         Year ended August 31,
                                                       -------------------------
                                                           2003          2002
                                                       -----------   -----------
Net Income available to common stockholders            $   467,390   $   549,605
                                                       ===========   ===========

Basic and diluted weighted average common stock
   outstanding                                          18,806,990    18,940,665
                                                       -----------   -----------

Basic and Diluted earnings per common share            $       .02   $       .03
                                                       ===========   ===========

10.  Related Party Transactions

On August 1, 2003 the Company sold land and a building for $765,958 to a related entity, Westwood Property Holdings, LLC. The related entity assumed a mortgage on the property in the amount of $360,000 and issued the company a note in the amount of $405,958. The note requires payments of principle and interest at 8% per annum and is due on July 1, 2013.

The company's New Jersey facility is leased under a non cancelable operating lease agreement with an entity that is controlled by officers of Westwood. Rent expense recorded during the period ended August 31, 2003, under this lease, was approximately $39,000. The monthly rent is approximately $19,000 through April 30, 2004 and $15,000 from May 1, 2004 through April 30, 2009. The lease expires on April 30, 2009.

                  Westwood Computer Corporation and Subsidiary

11.  Subsequent Events

On April 16, 2004, DARR Westwood Technology Corporation purchased substantially all of the net assets of Westwood Computer Corporation for $6,697,816. The purchase price consisted of cash of $5,245,222, assumed liabilities of $1,254,778 and related acquisition costs of $197,816. The purchase price was allocated to the assets and liabilities based on their respective fair values on the date of purchase as follows:

Current assets                                              $14,152,360
Customer relationships                                          283,546
Property, plant and equipment                                   188,420
Deferred tax asset                                              377,154
Other assets                                                     58,038
Current liabilities                                          (7,853,970)
Accrued severance                                              (507,732)
                                                            -----------
Net assets acquired                                         $ 6,697,816
                                                            ===========

On August 11, 2005, DARR Westwood Technology Corporation completed a merger transaction with Emtec, Inc. Pursuant to the terms of the merger agreement, all of the shares of DARR Westwood common stock issued and outstanding immediately prior to the merger were exchanged for 9,528,110 shares of Emtec common stock and warrants to purchase an additional 10% of Emtec's common stock, measured on a post exercise basis. The 9,528,110 shares of Emtec represent approximately 55% of the Emtec's total outstanding common stock post-merger. Management is currently evaluating purchase price allocation to the assets and liabilities based on their respective fair values on the date of the purchase.